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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Certain Non-Plan Stock Option Agreements of Aurora Biosciences Corporation of our report dated February 10, 2000, with respect to the financial statements of Aurora Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP


San Diego, California
November 22, 2000